Exhibit 4.4

Execution Version

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) to the Indenture (as defined below), dated as of February 1 , 2022, among OMP Operating LLC, a Delaware limited liability company (“OMP Operating”), Beartooth DevCo LLC, a Delaware limited liability company, Bighorn DevCo LLC, a Delaware limited liability company, Bobcat DevCo LLC, a Delaware limited liability company, Panther DevCo LLC, a Delaware limited liability company and Oasis Midstream Services LLC, a Delaware limited liability company (collectively, the “New Guarantors”), each a Domestic Subsidiary of Crestwood Midstream Partners LP, a Delaware limited partnership (the “Company”), the Company, Crestwood Midstream Finance Corporation, a Delaware corporation (the “Co-Issuer” and, together, with the Company, the “Issuers”), each existing Guarantor under the Indenture (as set forth on Schedule A attached hereto, collectively, the “Existing Guarantors”) and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Issuers and the Existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended or supplemented to the date hereof, the “Indenture”), dated as of January 21, 2021, providing for the issuance of the Issuers’ 6.00% Senior Notes due 2029 (the “Notes”);

WHEREAS, on October 25, 2021, Crestwood Equity Partners LP (“CEQP”), a Delaware limited partnership, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Project Phantom Merger Sub LLC, a Delaware limited liability company and direct wholly owned subsidiary of CEQP (“Merger Sub”), Project Falcon Merger Sub LLC, a Delaware limited liability company and direct wholly owned subsidiary of CEQP (“GP Merger Sub”), OMP, OMP GP LLC, a Delaware limited liability company and the general partner of OMP (the “Oasis General Partner”), and, solely for the purposes of Section 2.1(a)(i) of the Merger Agreement, Crestwood Equity GP LLC, pursuant to which, among other things, on February 1, 2022 (the “Effective Date”), Merger Sub merged with and into OMP (the “LP Merger”), with OMP surviving the LP Merger as a direct subsidiary of CEQP, and GP Merger Sub merged with and into the Oasis General Partner (the “GP Merger” and, together with the LP Merger, the “CEQP Mergers”), with the Oasis General Partner surviving the GP Merger as a direct wholly owned subsidiary of CEQP, and with the CEQP Mergers having occurred on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, at the effective time of the CEQP Mergers on the Effective Date (the “Effective Time”), by virtue of the LP Merger and without any action on the part of CEQP, as the sole member of Merger Sub, all of the limited liability company interests of Merger Sub issued and outstanding immediately prior to the Effective Time were converted into, in the aggregate, common units representing limited partner interests in OMP (“OMP Common Units”) in an amount equal to the number of OMP Common Units issued and outstanding immediately prior to the Effective Time, and CEQP was automatically admitted as a limited partner of OMP;

WHEREAS, at the Effective Time, by virtue of the GP Merger and without any action on the part of CEQP, as the sole member of GP Merger Sub, all of the limited liability company interests of GP Merger Sub issued and outstanding immediately prior to the Effective Time were converted into, in the aggregate, limited liability company interests in the OMP General Partner (the “OMP GP Interests”) in an amount equal to the number of OMP GP Interests issued and outstanding immediately prior to the Effective Time, and CEQP was automatically admitted as a member of the Oasis General Partner;

WHEREAS, immediately after the Effective Time, pursuant to an Agreement and Plan of Merger, dated as of February 1, 2022, by and among OMP, the Oasis General Partner and the Company, each of OMP and the Oasis General Partner merged with and into the Company, with the Company surviving such mergers;

WHEREAS, immediately upon consummation of the CMLP Mergers, pursuant to an Agreement and Plan of Merger, dated as of February 1, 2022, by and between OMP Finance Corp. (“OMP Finance”) and the Co-Issuer, OMP Finance merged with and into the Co-Issuer, with the Co-Issuer surviving such merger;

WHEREAS, immediately upon consummation of the CMLP Mergers, pursuant to an Agreement and Plan of Merger, dated as of February 1, 2022, by and between OMP Operating and OMP DevCo Holdings Corp., a Delaware corporation (“OMP DevCo”), OMP DevCo merged with and into OMP Operating, with the OMP Operating surviving such merger;

WHEREAS, Section 4.15 of the Indenture provides that under the circumstances set forth therein, the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Issuers’ Obligations under the Indenture and the Notes on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuers and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Issuers, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The New Guarantors hereby unconditionally Guarantee, jointly and severally with all Existing Guarantors, on the terms and subject to the conditions set forth in Article 10 of the Indenture and agrees to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder, member or partner of either of the Issuers, any parent entity of the Company or any Subsidiary of the Company, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

4. NOTICES. All notices or other communications to the New Guarantors shall be given as provided in Section 12.02 of the Indenture.

5. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

8. EFFECT OF HEADINGS. The Section headings of this Supplemental Indenture have been inserted for convenience of reference only and are not to be considered part of this Supplemental Indenture or the Indenture and will in no way modify or restrict any of the terms or provisions hereof or thereof.

9. SEVERABILITY. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

10. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuers and the Guarantors and not those of the Trustee, and the Trustee assumes no responsibility for their correctness.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: February 1, 2022

CRESTWOOD MIDSTREAM PARTNERS LP

By: Crestwood Midstream GP LLC, its General Partner

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD MIDSTREAM FINANCE CORP.

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

Signature Page to Crestwood 2029 Supplemental Indenture

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as successor in interest to U.S. Bank National Association, as Trustee

By:	/s/ Alejandro Hoyos
Name: Alejandro Hoyos
Title: Vice President

Signature Page to Crestwood 2029 Supplemental Indenture

ARROW MIDSTREAM HOLDINGS LLC

CMLP TRES MANAGER LLC

CMLP TRES OPERATOR LLC

CRESTWOOD APPALACHIA PIPELINE LLC

CRESTWOOD CRUDE SERVICES LLC

CRESTWOOD ENERGY SERVICES LLC

CRESTWOOD GAS SERVICES OPERATING LLC

CRESTWOOD MARCELLUS PIPELINE LLC

CRESTWOOD MIDSTREAM OPERATONS LLC

CRESTWOOD OHIO MIDSTREAM PIPELINE LLC

CRESTWOOD OPERATIONS LLC

CRESTWOOD PIPELINE LLC

OASIS MIDSTREAM SERVICES LLC

OMP OPERATING LLC

By: Crestwood Midstream Partners LP, its Sole Member By: Crestwood Midstream GP LLC, its General Partner

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

Signature Page to Crestwood 2029 Supplemental Indenture

ARROW FIELD SERVICES, LLC ARROW PIPELINE, LLC ARROW WATER, LLC ARROW WATER SERVICES LLC

By: Arrow Midstream Holdings, LLC, its Sole Member

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

COWTOWN GAS PROCESSING PARTNERS L.P. COWTOWN PIPELINE PARTNERS L.P.

By: Crestwood Gas Services Operating GP LLC, its General Partner

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD ARKANSAS PIPELINE LLC CRESTWOOD PANHANDLE PIPELINE LLC

By: Crestwood Pipeline LLC, its Sole Member

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

Signature Page to Crestwood 2029 Supplemental Indenture

CRESTWOOD CRUDE LOGISTICS LLC FINGER LAKES LPG STORAGE, LLC

By: Crestwood Midstream Operations LLC, its Sole Member

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD CRUDE TERMINALS LLC CRESTWOOD CRUDE TRANSPORTATION LLC CRESTWOOD DAKOTA PIPELINES LLC

By: Crestwood Crude Logistics LLC, its Sole Member

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD GAS SERVICES OPERATING GP LLC

By: Crestwood Gas Services Operating LLC, its Sole Member

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

Signature Page to Crestwood 2029 Supplemental Indenture

CRESTWOOD MARCELLUS MIDSTREAM LLC

By: Crestwood Marcellus Pipeline LLC, its Sole Member

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

E. MARCELLUS ASSET COMPANY, LLC

By: Crestwood Marcellus Midstream LLC, its Sole Member

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD SALES & SERVICES INC.

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD TRANSPORATION LLC

By: Crestwood Services LLC, its Sole Member

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

Signature Page to Crestwood 2029 Supplemental Indenture

CRESTWOOD SERVICES LLC STELLAR PROPANE SERVICES, LLC

By: Crestwood Operations LLC, its Sole Member

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

BEARTOOTH DEVCO LLC BIGHORN DEVCO LLC BOBCAT DEVCO LLC PANTHER DEVCO LLC By: OMP Operating LLC, its Managing Member

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

Signature Page to Crestwood 2029 Supplemental Indenture

SCHEDULE A

1.	ARROW FIELD SERVICES, LLC
2.	ARROW MIDSTREAM HOLDINGS, LLC
3.	ARROW PIPELINE, LLC
4.	ARROW WATER, LLC
5.	ARROW WATER SERVICES LLC
6.	CMLP TRES MANAGER LLC
7.	CMLP TRES OPERATOR LLC
8.	COWTOWN GAS PROCESSING PARTNERS L.P.
9.	COWTOWN PIPELINE PARTNERS L.P.
10.	CRESTWOOD APPALACHIA PIPELINE LLC
11.	CRESTWOOD ARKANSAS PIPELINE LLC
12.	CRESTWOOD CRUDE LOGISTICS LLC
13.	CRESTWOOD CRUDE SERVICES LLC
14.	CRESTWOOD CRUDE TERMINALS LLC
15.	CRESTWOOD CRUDE TRANSPORTATION LLC
16.	CRESTWOOD DAKOTA PIPELINES LLC
17.	CRESTWOOD ENERGY SERVICES LLC
18.	CRESTWOOD GAS SERVICES OPERATING GP LLC
19.	CRESTWOOD GAS SERVICES OPERATING LLC
20.	CRESTWOOD MARCELLUS MIDSTREAM LLC
21.	CRESTWOOD MARCELLUS PIPELINE LLC
22.	CRESTWOOD MIDSTREAM OPERATIONS LLC
23.	CRESTWOOD OHIO MIDSTREAM PIPELINE LLC
24.	CRESTWOOD OPERATIONS LLC
25.	CRESTWOOD PANHANDLE PIPELINE LLC
26.	CRESTWOOD PIPELINE LLC
27.	CRESTWOOD SALES & SERVICES INC.
28.	CRESTWOOD SERVICES LLC
29.	CRESTWOOD TRANSPORTATION LLC
30.	E. MARCELLUS ASSET COMPANY, LLC
31.	FINGER LAKES LPG STORAGE, LLC
32.	STELLAR PROPANE SERVICE, LLC

SCHEDULE A